SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

(Name of Registrant as Specified In Its Charter)

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SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
THE HOLDING COMPANY FOR
6830 Old Dominion Drive
McLean, Virginia 22101
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 24, 2018
Stockholders of Southern National Bancorp of Virginia, Inc.:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Southern National Bancorp of Virginia, Inc. (the “Company”) will be held at Westwood Country Club, 800 Maple Avenue East, Vienna, Virginia 22180, on Thursday, May 24, 2018, beginning at 2:30 p.m. (Eastern Time), for the following purposes:
1.
ELECTION OF DIRECTOR.   To re-elect: (i) two (2) Directors of Class I to serve on the Board of Directors of the Company until the Company’s 2019 Annual Meeting of Stockholders; (ii) three (3) Directors of Class II to serve on the Board of Directors of the Company until the Company’s 2020 Annual Meeting of Stockholders; and (iii) three (3) Directors of Class III to serve on the Board of Directors of the Company until the Company’s 2021 Annual Meeting of Stockholders, and each director of each class until his or her successor is duly elected and qualified, or until his earlier resignation or removal;

2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.   To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

3.
ADVISORY VOTE ON EXECUTIVE COMPENSATION.   To conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers; and

4.
OTHER BUSINESS.   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement, which is attached hereto and made a part thereof.
The close of business on April 6, 2018 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Company’s office at 550 Broadview Avenue, Warrenton, Virginia 20186 during usual business hours for a period of at least ten days prior to the Annual Meeting.
Your Vote is Important.
You are cordially invited and urged to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may vote by signing, dating and mailing the proxy card. The proxy is revocable in the manner described in the Proxy Statement at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.
If you plan to attend the Annual Meeting, please note that we may ask to see valid picture identification, such as a driver’s license, to identify you as a stockholder. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
Cameras (including cellular phones with photographic capabilities), recording devices and other similar electronic devices will not be permitted at the meeting. Please silence your cell phones during the Annual Meeting as a courtesy to others.
By order of the Board of Directors,
Georgia S. Derrico
Executive Chairman of the Board
April 23, 2018
McLean, Virginia

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 24, 2018

General Information
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Southern National Bancorp of Virginia, Inc. (the “Company”) for use at the 2018 Annual Meeting of Stockholders of the Company to be held at Westwood Country Club, 800 Maple Avenue East, Vienna, Virginia 22180, on Thursday, May 24, 2018, beginning at 2:30 p.m. (Eastern time), and any adjournments or postponements thereof  (the “Annual Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2018 Annual Meeting of Stockholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy card will first be sent to stockholders on or about April 23, 2018. For information on how to vote your shares, see the instructions included on the enclosed proxy card and under “Information About Voting” below.
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 24, 2018.
The Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.edocumentview.com/SONA.
Information About Voting
You are entitled to vote at the meeting if you were a holder of record of the Company’s common stock, $0.01 par value (“Common Stock”), at the close of business on April 6, 2018.
Stockholders can vote in person at the Annual Meeting or by proxy. You can vote by proxy by signing, dating and mailing the enclosed proxy card.
If your shares are held in the name of a bank, broker of other holder of record, you will receive instructions from the holder of record, which you should follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the proposals. If you sign and return the card without indicating your instructions, your shares will be voted as follows:
•
FOR the re-election of the nominees for Director;

•
FOR the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

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FOR the advisory (non-binding) proposal to approve the compensation of the Company’s named executive officers.

You may revoke or change your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting in person at the Annual Meeting, or (3) sending a written revocation to the Company’s Secretary, Cheryl Wood, prior to the Annual Meeting. Your most current proxy card will be the one that is counted. All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Southern National

Bancorp of Virginia, Inc., 550 Broadview Avenue, Warrenton, Virginia 20186, (540) 347-4521, Attention: Corporate Secretary. Any stockholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.
The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not timely received by the Company in accordance with the Company’s Amended and Restated Bylaws.
Solicitation of Proxies
This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.
Annual Report
The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2017, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.
VOTING SHARES AND VOTING RIGHTS
Only holders of record of Common Stock at the close of business on April 6, 2018 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On that date there were 24,030,653 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.
A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. The ratification of the appointment of the independent registered public accounting firm is the only matter to be presented at the Annual Meeting that is considered routine under applicable rules. The election of the directors and the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers are not deemed to be routine matters, so a broker is not permitted to vote on these matters without instructions from the beneficial owner of the shares. If a stockholder holds shares in street name and does not provide voting instructions to its broker, those shares will be counted as broker non-votes in the election of the directors and the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.
Director nominees are elected by a plurality of the votes cast in person or by proxy. This means that the director nominee with the most votes for a particular board seat is elected for that seat regardless of whether or not such nominee receives a majority of the votes cast. There will be no cumulative voting in the election of the directors. A broker non-vote or a withholding of authority to vote with respect to the director nominees will not have the effect of a vote against such nominee because it is not a vote cast in favor of or against the proposal.

The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter under applicable rules and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. Abstentions will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm.
The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the advisory (non-binding) proposal to approve the compensation of the Company’s named executive officers. Broker non-votes will be deemed shares not entitled to vote on such matter and will not have any effect on the outcome of such matter. Abstentions will have the effect of a vote against the advisory (non-binding) proposal to approve the compensation of the Company’s named executive officers.

Proposal 1.
ELECTION OF DIRECTOR
Election Procedures; Term of Office
The Board of Directors currently consists of eleven directors and one observer to the Board of Directors, J. Mikesell Thomas. In connection with the Company’s merger with Eastern Virginia Bankshares, Inc. (“EVBS”) in June 2017, which we refer to in this proxy statement as the merger, the Company appointed five individuals designated by EVBS to the Board immediately following the closing of the merger, (i) two Class I directors, John F. Biagas and F.L. Garrett, III and (ii) three Class II directors, W. Rand Cook, Eric A. Johnson and Joe A. Shearin (the “EVBS Directors”), and Mr. Thomas as an observer. Each of the EVBS Directors’ terms of office expire at the Annual Meeting and thereafter according to such director’s class.
In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. The terms of office of the current Class III directors and the EVBS Directors expires at the Annual Meeting.
The Board of Directors has approved the nomination of John F. Biagas and F.L. Garrett, III to serve as Class I directors, the nomination of W. Rand Cook, Eric A. Johnson and Joe A. Shearin to serve as Class II directors and the nomination of Georgia S. Derrico, Charles A. Kabbash and Robert Y. Clagett to serve as Class III directors. The terms of the Class I and Class II directors (including the EVBS Directors, if re-elected at the Annual Meeting) expire at the annual meeting of stockholders in 2019 and 2020, respectively, and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The Class III nominees, if re-elected at the Annual Meeting, will serve until the Company’s annual meeting of stockholders in 2021, and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. The nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting will be elected. Unless the authority to vote for the election of directors is withheld, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees.
If the nominees become unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve as a director. Ms. Derrico and Messrs. Biagas, Garrett, Cook, Johnson, Shearin, Kabbash and Clagett have consented to being named herein and to serve if elected.
Any director vacancy occurring after the election may be filled only by a majority vote of the remaining directors, even if there is less than a quorum of the Board of Directors. A director appointed to fill a vacancy will be appointed to serve until the next annual meeting held for the election of directors, regardless of whether the class of director in which he or she serves is to be elected at such annual meeting.
The biographies of the nominees and continuing directors and executive officers below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director and/or executive officer.

Nominee for Election
The following table sets forth the name, age and position with the Company and Sonabank (the “Bank”) for the nominees for re-election as directors of the Company:
Name	Age	Positions with the Company and Bank
Georgia S. Derrico	73	Class III Director of the Company; Director of the Bank; Executive Chairman of the Board of each of the Company and the Bank
Joe A. Shearin	61	Class II Director of the Company; Director of the Bank; President and Chief Executive Officer of each of the Company and the Bank
John F. Biagas	53	Class I Director of the Company; Director of the Bank
Robert Y. Clagett	77	Class III Director of the Company; Director of the Bank
W. Rand Cook	64	Class II Director of the Company; Director of the Bank
F.L. Garrett, III	77	Class I Director of the Company; Director of the Bank
Eric A. Johnson	64	Class II Director of the Company; Director of the Bank
Charles A. Kabbash	80	Class III Director of the Company; Director of the Bank
Georgia S. Derrico serves as Executive Chairman of the Board of each of the Company and the Bank. Ms. Derrico served as the Chairman of the Board and Chief Executive Officer of each of the Company and the Bank from July 2004 until the closing of the Company’s merger with EVBS in June 2017. Prior to co-founding the Company in July 2004, she was the Chairman of the Board and Chief Executive Officer of Southern Financial Bancorp, Inc. from 1986 until April 2004. Southern Financial Bancorp, Inc. was the Nasdaq National Market System-listed bank holding company for the $1.5 billion (assets) Southern Financial Bank in Warrenton, Virginia, which was acquired by Provident Bankshares, Inc. in April 2004. Ms. Derrico founded Southern Financial Bank in 1986. Prior to that, she served as Senior Vice President, Chief Administrative and Credit Officer of the Multinational Division of Chemical Bank in New York City. Ms. Derrico also served at Chemical Bank as the Vice President and District Head of the Mid-Atlantic region of the United States for the Corporate Banking Division. She is the wife of Mr. R. Roderick Porter. The Company believes Ms. Derrico’s qualifications to sit on the Board of Directors and serve as Chairman of the Board and Chief Executive Officer of the Company include her prior experience founding and growing banks in our market and her many years of banking experience, including those with the Company.
Joe A. Shearin has served as President and Chief Executive Officer of each of the Company and the Bank since June 2017, following the closing of the Company’s merger with EVBS. Mr. Shearin served as President and Chief Executive Officer of EVBS and EVB, the wholly-owned banking subsidiary of EVBS, from 2002 until June 2017. Mr. Shearin has 38 years of bank management experience including investor relations, commercial lending, retail administration, marketing, sales, strategic planning, credit administration, risk management and asset/liability management. Mr. Shearin also has experience managing troubled banks that have focused significant efforts on regulatory compliance initiatives. Prior to joining EVBS, Mr. Shearin served as senior vice president/city executive for Branch Banking & Trust (or BB&T) in Petersburg, Virginia from 1997 to 2001. Prior to joining BB&T, Mr. Shearin had been an executive vice president of First Federal Savings Bank in Petersburg from 1995 to 1997, and he held various sales and management roles with Signet Bank from 1984 until 1995.
John F. Biagas has been a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Biagas served as a director of EVBS and EVB from 2014 until 2017, and has been the owner, President and CEO of Bay Electric Co., Inc., an electrical and general contractor located in Newport News, Virginia since 1997. Mr. Biagas is a Master Electrician licensed in four states and the District of Columbia. Bay Electric serves a very diverse client base and specializes in general contracting as well as in design/build general and electrical construction, security/technology solutions and services, and solar photovoltaic. Under Mr. Biagas’s direction, Bay Electric has become one of the fastest growing minority-owned electrical and general construction contractors in the Mid-Atlantic region with annual revenues in excess of  $70 million. Mr. Biagas is also the Vice Rector for the Old Dominion University Board of Visitors and serves as vice chair of the Student Advancement Committee and as a member of the Administration and Finance Committee. Mr. Biagas provides the Board of Directors essential guidance related to his business development expertise and general business experience through owning and operating a fast-paced contracting company and working on multi-million dollar projects. Mr. Biagas brings to the Board of Directors extensive experience in identifying potential risks and rewards in real estate development and construction. Mr. Biagas also brings to the Board of Directors leadership skills and oversight experience through his service on numerous local, statewide and national boards, including the U.S. Chamber of Commerce Board of Directors, a founding and current member of the Virginia Chapter of the Young Presidents Organization and as a founding member and director of Virginia Company Bank from its inception in 2005 until its acquisition by EVBS in 2014.
Robert Y. Clagett has served as a director of the Company and the Bank since August 2014. Mr. Clagett has practiced law in the State of Maryland since 1967, with a primary focus in real estate law. He previously served as a director of Prince George’s Federal Savings Bank commencing in 1967 and was elected President and Chief Executive Officer in 1968. Mr. Clagett served as President of Prince George’s Federal Savings Bank from 1968 to 2005, and served as Chief Executive Officer from 1968 to 2014. The Company believes Mr. Clagett’s qualifications to sit on the Board of Directors include his extensive banking experience and legal expertise.
W. Rand Cook has served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Cook served as Chairman of the Board of Directors of EVBS and served as a director of EVB and a predecessor of EVB from 2000 until June 2017. Mr. Cook is a Partner in the law firm of McCaul, Martin, Evans and Cook, P.C. and is the Commissioner of Accounts for Hanover County Circuit Court. Mr. Cook holds both MBA and JD degrees, and maintains an active law practice that focuses on corporate law and debtor and creditor rights. Mr. Cook brings experience in corporate governance, strategic planning and financial planning to the Board of Directors, and his legal background gives Mr. Cook valuable insight into various legal risks that the Company may encounter. Previously, Mr. Cook worked with the Virginia General Assembly, which gave Mr. Cook a unique perspective on state legislative and regulatory environments.
F.L. Garrett, III has served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Garrett served as Vice Chairman of the Board of Directors of EVBS and previously served as Chairman of the Board of Directors of a predecessor of EVB. Mr. Garrett served as a director of the Bank and a predecessor of the Bank from 1982 until June 2017. Mr. Garrett owns Harborside Storage, a boat storage company and is an active realtor with Long & Foster Real Estate in Essex County, Virginia and neighboring areas. As a local business owner and a successful realtor, Mr. Garrett contributes to the Board of Directors a strong sense of changing economic and market conditions in the Company’s market areas. Mr. Garrett has also developed extensive knowledge of our business during his extended service to the Company, the Bank and one of the Bank’s predecessors.
Eric A. Johnson has served as a director of the Company and the Bank since the closing of the Company’s merger with EVBS in June 2017. Mr. Johnson has served as a real estate broker with Mason Realty in Middlesex, Virginia since 1976 and served as a director of EVB and a predecessor of EVB from 1988 until June 2017. In addition, Mr. Johnson previously owned Urbanna Market and Urbanna Builders Supply, both of which generated multi-million dollar annual sales. Mr. Johnson brings experience in local real estate markets to the Board of Directors, as well as entrepreneurial spirit, business judgment and knowledge of local business markets that he has developed through his business ventures.
Charles A. Kabbash has served as a director of the Company and the Bank since April 2005. Mr. Kabbash is the owner of 414 Associates, a real estate investment and holding company, operating primarily in the Charlottesville, Virginia area since 1984. Mr. Kabbash is also a partner in Kabbash, Fox & Gentry Commercial Real Estate and the owner of Kabbash Business Brokerage, which negotiates the purchase or sale of businesses. Both of these firms also operate primarily in the Charlottesville area. In addition, Mr. Kabbash is the co-owner, along with his wife, Rebecca Gentry, of CandR LLC, a company investing in emerging businesses. Mr. Kabbash was a realtor at Summit Realty from 2002 to 2009. Mr. Kabbash is heavily involved in the business, political and civic community in Charlottesville, Virginia. The Company believes Mr. Kabbash’s qualifications to sit on the Board of Directors include his management and operational expertise from years spent as a professional realtor, investor and consultant.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the Company’s Class I and Class II directors whose terms of office do not expire at the Annual Meeting (excluding the EVBS Directors), and the executive officers of the Company and the Bank who are not also directors:
Name	Age	Positions with the Company and Bank
Directors:
R. Roderick Porter	72	Class I Director of the Company; Director of the Bank; Executive Vice Chairman of the Board of each of the Company and the Bank
W. Bruce Jennings	68	Class I Director of the Company; Director of the Bank
Neil J. Call	84	Class II Director of the Company; Director of the Bank
Executive Officers:
William H. Lagos	67	Interim Chief Financial Officer of each of the Company and the Bank
William H. Stevens	73	Executive Credit Risk Officer of the Company and the Bank
R. Roderick Porter currently serves as Executive Vice Chairman of the Board of each of the Company and the Bank. Mr. Porter served as the Vice Chairman of the Board, President and Chief Operating Officer of each of the Company and the Bank from July 2004 until the closing of the Company’s merger with EVBS in June 2017. Prior to co-founding the Company in July 2004, he was the President and Chief Operating Officer of Southern Financial Bancorp, Inc. from April 1998 until April 2004. Southern Financial Bancorp, Inc. was the Nasdaq National Market System-listed bank holding company for the $1.5 billion (assets) Southern Financial Bank, Warrenton, Virginia, which was acquired by Provident Bankshares, Inc. in April 2004. From 1994 to 1998, he was President of FX Concepts, Ltd., an international money management firm located in New York City. Prior to that, he served as Chairman of Newmarket Capital Corp., a mortgage banking company, and a Principal of Morgan Stanley. Mr. Porter also spent 15 years at Chemical Bank, including as a Senior Vice President in Chemical Bank’s treasury department where he was responsible for asset/liability management, the U.S. government and municipal securities portfolio, all U.S. dollar-denominated funding for the bank and the holding company, money market trading and the discount brokerage operation. Prior experience at Chemical Bank included tours as Vice President and General Manager for Northern Europe, based in London, and for Chemical Japan, based in Tokyo. Mr. Porter is the husband of Ms. Georgia S. Derrico. The Company believes Mr. Porter’s qualifications to sit on the Board of Directors and serve as Executive Vice Chairman of the Board include his many years of banking experience and proven leadership in the success of the Company.
W. Bruce Jennings has served as a director of the Company and the Bank since November 2011. Mr. Jennings is the owner of Fairfax City Self Storage, the President and owner of S.O. Jennings Construction Corporation and a general partner of Gateway Partnerships, which owns and operates various hotel properties. Mr. Jennings has more than 35 years’ experience as a real estate investor and developer of various residential and commercial properties. Mr. Jennings has been an active member of Sonabank’s Advisory Board since 2006, and was active on the Advisory Board of Southern Financial Bank from 1999 until 2004. Mr. Jennings previously served on the Board of Directors of Horizon Bank of Virginia from 1993 until 1999, where he served on that board’s Audit, Budget and Compensation Committees and as Chairman of the Building and Lease Committee. Mr. Jennings has been a member of the Central Fairfax Chamber of Commerce Board of Directors since 1993, and served as Chairman in 2003. He is also a member of the Fairfax Rotary Club and served as President from 2008 to 2009. He is currently the President of the Virginia Self Storage Association and Vice President of the Washington Area Self Storage Association and is a member of the Board of Visitors of Christopher Newport University. Mr. Jennings is also involved in other business and civic organizations in Northern Virginia, where he has been a lifelong resident. The Company believes Mr. Jennings’ qualifications to sit on the Board of Directors include his extensive experience as a real estate investor and developer.
Neil J. Call has served as a director of the Company and the Bank since April 2005. Mr. Call, now retired, was an Executive Vice President of MacKenzie Partners, Inc., a New York City financial consulting company, beginning in 1990. Mr. Call was formerly the Executive Vice President and co-founder of the

Proxy/M&A Group at Dewe Rogerson, Inc., the predecessor firm to MacKenzie Partners. In addition, Mr. Call was a director of Southern Financial Bancorp, Inc. and Southern Financial Bank from 1986 until April 2004 and was chairman of that board’s Audit Committee. From 1986 to 1989, he served as Executive Vice President of D.F. King and Co. Prior to that he was with Gulf  + Western Industries (now Paramount Communications), most recently as Executive Vice President/Finance, and previously as Director of Corporate Communications and Investor Relations. He also spent six years with Ford Motor Company’s Finance Division. Mr. Call is a Certified Public Accountant in the State of Michigan. The Company believes Mr. Call’s qualifications to sit on the Board of Directors include his many years of service as a board member of financial institutions and his financial expertise.
Executive Officers of the Company
William H. Lagos has served as the Interim Chief Financial Officer of the Company and the Bank since March 19, 2018. Mr. Lagos previously served as Director of Special Projects for the Company since June 2017 and as chief accounting officer for the Company and Sonabank since June 2017. Mr. Lagos served as the Senior Vice President and Chief Financial Officer of the Company and the Bank from November 2004 until June 2017. From September 1986 until April 2004, Mr. Lagos was the Senior Vice President and Controller of Southern Financial Bank, the operating subsidiary of Southern Financial Bancorp, Inc., which was acquired by Provident Bankshares, Inc. in April 2004. Mr. Lagos participated in the Company’s organization commencing in November 2004.
William H. Stevens has served as the Executive Credit Risk Officer since the closing of the Company’s merger with EVBS in June 2017. Mr. Stevens served as Executive Vice President and Chief Credit Risk Officer of the Company and the Bank from February 2010 until June 2017. Between April 2005 and February 2010, he was the Executive Vice President of Credit Administration of the Company and the Bank. From 1999 until April 2004, Mr. Stevens was the Executive Vice President of Credit Administration for Southern Financial Bank, the operating subsidiary of Southern Financial Bancorp, Inc., which was acquired by Provident Bankshares, Inc. in April 2004. He resigned as a Senior Vice President of Credit Administration from Provident Bankshares, Inc. in April 2005 when he joined the Company. From 1991 to 1999, Mr. Stevens served as a Senior Analyst in the Office of the Inspector General of the Federal Deposit Insurance Corporation. Prior to that, he was an Executive Vice President at Riggs Bank, N.A. in Washington, D.C. where he managed the bank’s commercial real estate and single family lending activities. He served for three years as President and COO of Anchor Mortgage Services. His background also includes 18 years at Chemical Bank, where he was a Senior Vice President, Real Estate.
Each executive officer of the Company is elected by the Board of Directors of the Company and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board of Directors held twelve (12) meetings during 2017. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served, except Messrs. Biagas, Garrett, Cook, Johnson and Shearin, each of whom become members of the Board of Directors following the closing of the Company’s merger with EVBS in June 2017. Each director is expected to dedicate sufficient time, energy and attention to company matters to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the stockholders of the Company, the Board and committees of which he or she is a member.
Board Leadership Structure
Ms. Derrico served as both Chairman of the Board and Chief Executive Officer of the Company and the Bank from 2005 until the closing of the Company’s merger with EVBS in June 2017. Following the merger, Ms. Derrico became Executive Chairman of the Board of Directors of the Company and the Bank and Joe Shearin became President and Chief Executive Officer of the Company and the Bank.
The Executive Chairman of the Board organizes the work of the Board and ensures that the Board has access to sufficient information to enable the Board to carry out its functions, including monitoring the Company’s and the Bank’s performance and the performance of management. In carrying out this role, the Executive Chairman, among other things: (1) presides over all meetings of the Board of Directors and stockholders; (2) establishes the annual agenda of the Board and agendas of each meeting in consultation with the Executive Vice Chairman of the Board, R. Roderick Porter; (3) oversees the distribution of information to directors; (4) advises with respect to the work of each committee and reviews (with the Corporate Governance Committee) changes in Board membership and the membership and chair of each committee; (5) coordinates periodic review of management’s strategic plan for the Company and the Bank; and (6) coordinates the annual performance review of the key senior officers.
The Board believes that Ms. Derrico is best situated to serve as Executive Chairman for continuity of leadership and because she is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Executive Chairman brings Company-specific experience and expertise.
The Board of Directors has not formally designated a lead independent director.
Oversight of Risk Management
The Board, as a whole and also at the committee level, plays an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity, cybersecurity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements as well as overseeing succession planning. The Audit Committee oversees management of financial and regulatory risks. The Corporate Governance Committee manages risks associated with members of the Board of Directors, including the independence and competence of the directors. The Asset-Liability Management Committee is responsible for overseeing the management of risks regarding the Bank’s policies and procedures related to investments in securities, liquidity and interest sensitivity. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. We also have an enterprise risk manager who is responsible for implementing an enterprise risk management system. She reports to the Office of the Executive Chairman and provides presentations and updates to the Audit Committee at each committee meeting.

Committees of the Board of Directors of the Company
The Board of Directors of the Company has three committees, the Audit Committee, the Corporate Governance Committee and the Compensation Committee, each of which is described below.
Audit Committee.   Until the closing of the merger with EVBS in June 2017, the members of the Audit Committee were Neil J. Call (Chairman), John J. Forch and Frederick Bollerer. The members of the Audit Committee are currently Neil J. Call (Chairman), John F. Biagas, Robert Y. Clagett and Eric A. Johnson, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards and in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all of the Audit Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee. The Board has further determined that Neil J. Call has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC, and has the financial literacy and accounting or financial qualifications and experience to provide effective oversight of the Audit Committee. The Audit Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.sonabank.com.
As set forth in the Audit Committee’s charter, the functions of the Audit Committee are to assist the Board in its oversight of:
•
the integrity of the Company’s financial statements;

•
the adequacy of the Company’s system of internal controls;

•
the Company’s compliance with regulatory requirements;

•
the qualifications and independence of the Company’s independent registered public accountants; and

•
the performance of the Company’s independent registered public accountants and of the Bank’s internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:
•
monitors the preparation of quarterly and annual financial reports by the Company’s management;

•
supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•
oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Bank’s internal auditing program.

The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Bank’s internal auditors, in each case without the presence of the Company’s or the Bank’s management. The Audit Committee met eight (8) times during 2017.
As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2017, management of the Company advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.

Corporate Governance Committee.   The Corporate Governance Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:
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recommending to the Board the slate of director nominees for election at the annual meeting of stockholders;

•
considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by stockholders;

•
establishing criteria for selecting new directors; and

•
reviewing the backgrounds and qualifications of possible candidates for director positions.

The Corporate Governance Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.sonabank.com.
Until the closing of the merger with EVBS in June 2017, the members of the Corporate Governance Committee (previously the Nominating Committee) were Charles A. Kabbash (Chairman), Neil J. Call and John J. Forch. The members of the Corporate Governance Committee are currently W. Rand Cook (Chairman), Charles A. Kabbash (Chairman), Neil J. Call and Eric A. Johnson, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards. The Corporate Governance Committee met one time in 2017.
Compensation Committee.   Until the closing of the merger with EVBS in June 2017, the members of the Compensation Committee were John J. Forch (Chairman), Neil J. Call, Frederick L. Bollerer and Charles A. Kabbash. The members of the Compensation Committee are currently John F. Biagas (Chairman), Robert Y. Clagett, F.L. Garrett, III and W. Bruce Jennings, all of whom the Board has determined to be “independent directors” as defined under the NASDAQ Stock Market listing standards. The Compensation Committee is responsible for overseeing the development and implementation of the Company’s compensation programs, reviewing and approving corporate goals and objectives relevant to the compensation of the Bank’s senior management, which includes the Company’s named executive officers, evaluating the performance of senior management and determining and approving the compensation level for the Chief Executive Officer, and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board. In addition, the Compensation Committee is responsible for the oversight of succession planning for the Company and the Bank. The Compensation Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.sonabank.com. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In 2017, the Compensation Committee met four (4) times. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis section below.
Committees of the Board of Directors of the Bank
The Board of Directors of the Bank (the “Bank Board”) has one committee, the Asset-Liability Management Committee, which is described below.
Asset-Liability Management Committee.   The members of the Asset-Liability Management Committee are R. Roderick Porter (Chairman), W. Rand Cook, Georgia S. Derrico, F.L. Garrett, III, W. Bruce Jennings, Charles A. Kabbash and Joe A. Shearin. Three non-director managers also serve as members of the Asset-Liability Management Committee, the Bank’s Chief Financial Officer, Chief Credit Risk Officer of the Company and the Bank and an observer to the Bank Board and the Asset-Liability Management Committee. The Asset-Liability Management Committee ensures that the Bank’s investment policies and procedures are adequate and that the Bank’s investments in securities are consistent with the guidelines established in the Bank’s policies and comply with applicable laws and regulations. The committee evaluates the performance of the securities portfolio to ensure that the Bank’s objectives with respect to diversification, liquidity, and quality are met. While management is responsible for purchase decisions with respect to investment securities, the Asset-Liability Management Committee is responsible for reviewing and ratifying management’s investment transactions. The Asset-Liability Management Committee is also responsible for reviewing the entire balance sheet to ensure that products and funding sources adhere to the Board’s policies relating to asset-liability and interest rate risk management. The Asset-Liability Management Committee met four times in 2017.
Director Nominations Process
The Corporate Governance Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Corporate Governance Committee also considers director candidates recommended by stockholders if such candidates appear to be qualified to serve on the Board of Directors and meet the criteria for nominees considered by the Corporate Governance Committee. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section entitled “Procedures to be Followed by Stockholders.”
Criteria for Director Nominees.
The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Corporate Governance Committee considers the following criteria in selecting nominees: financial expertise and business experience; familiarity with and participation in the local community and the nominee’s ability to refer business to the Company; integrity, honesty and reputation; dedication to the Company and its stockholders, including the nominee’s ownership of the Common Stock; independence; and any other factors the Corporate Governance Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.
The Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Corporate Governance Committee will strive to maintain at least one director who meets the definition of  “audit committee financial expert” under the regulations of the SEC.
In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee considers and reviews an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Process for Identifying and Evaluating Director Nominees.
Pursuant to the Corporate Governance Committee Charter as approved by the Board of Directors, the Corporate Governance Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.
Identification.   For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities. The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below in the paragraph entitled “Procedures to be Followed by Stockholders.” The Corporate Governance Committee has not previously used an independent search firm in identifying nominees.
Evaluation.   In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance Committee will conduct a background check of the individual and interview the candidate.

Procedures to be Followed by Stockholders.
Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the prior notice and information provisions contained in the Company’s Amended and Restated Bylaws. In order for a director nomination to be timely, a stockholder’s notice to the Company must be received at the Company’s offices not later than the 90th day prior to the anniversary date of the immediately preceding annual meeting. To submit a nomination of a director candidate, a stockholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at the Company’s main office:
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The name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•
A representation that the stockholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
If applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•
Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto; and

•
Such nominee’s consent to serve as a director of the Company if so elected.

A nomination of any person not made in compliance with the foregoing procedures may not be eligible to be voted upon by the stockholders at the meeting.
If the Corporate Governance Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its Proxy Statement whether the Corporate Governance Committee chose to nominate the candidate, as well as certain other information.
Stockholder Communications with Directors; Director Attendance at Annual Meeting
The Board of Directors will give appropriate attention to written communications received from stockholders, and will respond if and as appropriate. Stockholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of Cheryl Wood, Corporate Secretary, 550 Broadview Avenue, Warrenton, Virginia 20186. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will also generally be referred to the Audit Committee.
In addition, the Board of Directors encourages directors to attend the annual meeting of stockholders. All of the Company’s directors attended the Company’s 2017 Annual Meeting of Stockholders held on June 21, 2017, except Mr. Forch, who is no longer a director of the Company or the Bank.
Code of Ethics
The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Executive Chairman of the Board, the Company’s President and Chief Executive Officer and senior financial officers. The Board designed the Code in an effort to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest, full, fair and accurate disclosure in filings and other public communications made by the Company, compliance with applicable laws, prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.sonabank.com.

Director Independence
During the review by the Company’s Board of Directors of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that all of the Company’s current directors, with the exception of Georgia S. Derrico, R. Roderick Porter and Joe A. Shearin, are independent directors as defined by the listing standards of the NASDAQ Stock Market. Both Ms. Derrico and Mr. Porter are considered to be “inside” directors because of their employment as senior executives of the Company until the closing of the merger with EVBS in June 2017. Ms. Derrico and Mr. Porter are husband and wife, and their adult son, R. Devon Porter, is employed by the Bank as a Senior Vice President. Mr. Shearin is considered to be an “inside” director because of his employment as a senior executive of the Company. Until the closing of the merger with EVBS in June 2017, the Board of Directors was comprised of eight members, a majority of whom were “independent” as defined by NASDAQ listing standards. The independent directors during the first half of 2017 were Messrs. Forch, Bollerer, Call, Jennings, Kabbash and Clagett.
The independent directors of the Company hold executive sessions from time to time without the Executive Chairman, Executive Vice Chairman, President and Chief Executive Officer or any other member of management present.

DIRECTOR COMPENSATION
In 2017, for SONA board and committee meetings, non-employee members of the board of directors of SONA received an annual retainer of  $25,000 each and the chairman of each board committee received an annual retainer of  $27,000, in each case payable quarterly. In 2017, directors of the Company did not receive a fee for attending Company Board meetings or Company committee meetings. All of the directors of the Company are also directors of the Bank. Each non-employee director of the Bank received a fee of $1,000 for each Bank Board meeting attended and $500 for each Bank Committee meeting attended. Each non-employee director of the Bank will receive $700 for each Bank Committee meeting he or she attends in 2018. Each non-employee director of the Bank also receives reimbursement for any travel, food and lodging expenses. Any non-employee directors who attended either Bank Board or Bank committee meetings by conference telephone received one-half of the fees for such meetings. Directors who are also employees of the Company or the Bank received no additional compensation for their service as a director.
To encourage stock ownership by its directors, the Bank maintains a stock matching program pursuant to which it funds the purchase of additional shares of Company common stock on behalf of a director in an amount equal to 66% of the shares of Company common stock otherwise purchased by the director, up to an annual value of  $10,000 per director.
The following table contains information concerning the compensation of the directors of the Company and the Bank for the fiscal year ended December 31, 2017. The named executive officers who also serve as directors did not receive any compensation for their service as directors for the fiscal year ended December 31, 2017.
2017 Director Compensation
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)
John F. Biagas(3)	20,000	—	20,000
Frederick L. Bollerer(4)	18,000	10,000	28,000
Neil J. Call	44,500	10,000	54,500
Robert Y. Clagett	35,500	10,000	45,500
W. Rand Cook(3)	18,500	—	18,500
John J. Forch(4)	11,750	10,000	21,750
F.L. Garrett, III(3)	18,250	—	18,250
W. Bruce Jennings	35,250	20,000	55,250
Eric A. Johnson(3)	18,500	—	18,500
Charles A. Kabbash	34,750	10,000	44,750

(1)
Non-employee directors were not awarded stock options or stock awards in 2017. As of December 31, 2017, our directors held the following aggregate number of stock options: Mr. Biagas, none; Mr. Bollerer, none; Mr. Call, 5,500; Mr. Clagett, none; Mr. Cook, none; Mr. Forch, none; Mr. Garrett, none; Mr. Jennings, 5,500; Mr. Johnson, none; and Mr. Kabbash, 3,500. As of December 31, 2017, our directors did not hold any stock awards.

(2)
Represents the value of the shares of Company common stock purchased by the director for which the Bank provided funding pursuant to the Company’s stock matching program described above.

(3)
Appointed to the Board of Directors at the closing of the merger with EVBS in June 2017.

(4)
Each of Messrs. Bollerer and Forch resigned from the board of directors of SONA effective as of the closing of the merger with EVBS.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Compensation Discussion and Analysis
This section discusses the Company’s compensation program, including how it relates to the executive officers named in the compensation tables that follow (who we sometimes refer to below and elsewhere in this Proxy Statement as the “named executive officers”). No executive officer of the Company is paid a salary, bonus or other form of compensation other than options to purchase shares of the Company’s Common Stock for their service to the Company. The executive officers of the Company currently hold the same executive officer positions with the Bank and all executive compensation is paid by the Bank for services performed by executives of the Bank. Accordingly, the following discussion of executive compensation relates to the compensation by the Bank to executives of the Bank.
The primary objective of our executive compensation program is to attract, retain and motivate key employees and enable those persons to participate in the long-term success of the Company while also advancing the interests of our stockholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual’s and the organization’s performance in achieving certain goals and objectives and in helping to build value for our stockholders. Set forth below is an analysis of our compensation program, the material compensation policy decisions we have made under this program and the material factors that we considered in making those decisions. Our named executive officers are:
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Thomas P. Baker, Executive Vice President and Chief Credit Officer;

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Georgia S. Derrico, Executive Chairman of the Board and former Chief Executive Officer;

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William H. Lagos(2), current Chief Financial Officer;

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R. Roderick Porter, Executive Vice Chairman and former President and Chief Operating Officer; and

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Joe Shearin(1), current President and Chief Executive Officer;

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Adam Sothen(1)(2), former Executive Vice President and Chief Financial Officer; and

•
William H. Stevens, Executive Vice President and Chief Credit Risk Officer.

(1)
Messrs. Shearin and Sothen became employees of the Company as of June 23, 2017 in connection with the merger. The Pre-Merger Compensation Committee (as defined below) did not review compensation for Messrs. Shearin and Sothen until after completion of the merger. A description of their compensation starts on page 16.

(2)
Mr. Sothen resigned as our Executive Vice President and Chief Financial Officer, effective March 19, 2018. Mr. Sothen remained an employee of the Company in an advisory capacity through April 2, 2018. Mr. Lagos is serving as Interim Chief Financial Officer of the Company, effective March 19, 2018.

Overview of Compensation Program
The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. Prior to the merger, John J. Forch, Neil J. Call, Frederick L. Bollerer and Charles A. Kabbash, each of whom the Board of Directors determined to be an independent director, as defined in the NASDAQ Stock Market listing standards, served on the Compensation Committee (the “Pre-Merger Compensation Committee”). Following the merger, John F. Biagas, Robert Y. Clagett, F.L. Garrett III, and W. Bruce Jennings serve on the Compensation Committee (the “Post-Merger Compensation Committee”). Both the Pre-Merger Compensation Committee and the Post-Merger Compensation Committee, along with the pre- and post-merger Board have reviewed the compensation policies and practices for all employees and concluded that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Philosophy and Objectives
The fundamental objectives of the Bank’s executive compensation policies are to ensure that Bank executives are provided incentives and compensated in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company and the Bank are able to attract, retain and motivate executive management talent. Accordingly, compensation is based on: (1) the employee’s individual performance and his or her ability to lead the Company and the Bank to achieve their respective financial goals (2) the Company’s consolidated financial performance and (3) compensation compared to peer institutions’ executive compensation. In making decisions with respect to any element of an executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the executive officer, including salary, annual bonus, long-term equity incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
Setting Executive Compensation
In reviewing the 2017 compensation of each of Ms. Derrico and Messrs. Baker, Lagos, Porter and Stevens, the Pre-Merger Compensation Committee reviewed all components of his or her respective compensation, including base salary, annual bonus, long-term equity incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. In addition, the Pre-Merger Compensation Committee reviewed each executive officer’s compensation history and performance information and the market data discussed below.
Role of Compensation Consultant and Market Data
In December 2013, the Pre-Merger Compensation Committee engaged ChaseCompGroup, LLC (“Chase”) to provide an executive compensation review for its executive management team to identify appropriate compensation levels in the market and recommend compensation programs for fiscal year 2014 and beyond. In addition, the Pre-Merger Compensation Committee separately reviewed the overall compensation of the named executive officers in comparison to the compensation of executive officers at Mid-Atlantic banks with total assets comparable to that of the Company during the prior year. The Pre-Merger Compensation Committee reviewed the base salary, bonus, value of stock compensation and value of option compensation of similarly-situated executive officers at Mid-Atlantic bank holding companies included in the ABA Compensation and Benefits Survey report. The survey is prepared annually by the ABA and is administered by enetrix, a Division of Gallup, Inc. The survey invitation was extended to over 5,000 banks of which 386 responded. Respondents provided data with respect to each institution’s salary and benefits by position in the organization. The results were reported by size of the institution and by region.
In September 2016, the Pre-Merger Compensation Committee also engaged Chase to provide a board compensation review for its directors.
In 2015 and 2016, the Pre-Merger Compensation Committee engaged Chase to provide an updated executive compensation review for Ms. Derrico and Mr. Porter to identify appropriate compensation levels in the market and recommend compensation programs for fiscal year 2016 and beyond. Chase created a peer group of fifteen publicly-traded banks, with median assets of  $1.2 billion, comprised of the following: WashingtonFirst Bankshares, Inc., American National Bankshares, Inc., Old Line Bancshares, Inc., C&F Financial Corporation, First United Corporation, Middleburg Financial Corporation, Eastern Virginia Bankshares, Inc., National Bankshares, Inc., Community Bankers Trust Corporation, Access National Corporation, Monarch Financial Holdings, Inc., Community Financial Corporation, Xenith Bankshares, Inc., Howard Bancorp, Inc. and Old Point Financial Corporation.
The Company did not benchmark the compensation of its named executive officers to a certain percentage or range of compensation within the market data provided in the survey. Instead, the Pre-Merger Compensation Committee used this information as a point of reference for measurement, but not as the determinative factor in setting the compensation of the Company’s named executive officers. The

Pre-Merger Compensation Committee did not use the compensation data to “target” a specific compensation level for any given executive. Rather, the Pre-Merger Compensation Committee used its understanding of peer group compensation as a starting point for its decision making.
Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post-employment amounts, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.
In 2015, the Pre-Merger Compensation Committee evaluated the independence of Chase in light of SEC rules and Nasdaq listing standards, which require consideration of the following factors: (i) whether any other services are provided to the Company by the consultant; (ii) the fees paid by the Company as a percentage of the consulting firm’s total revenue; (iii) the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (v) any company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Pre-Merger Compensation Committee discussed these considerations and concluded that the engagement of Chase and the services provided to the Pre-Merger Compensation Committee by Chase did not raise any conflict of interest.
In late November 2017, the Post-Merger Compensation Committee engaged an independent compensation consultant, Bank Compensation Consulting, to provide advice with respect to executive officer and director compensation for 2018. Information provided by Bank Compensation Consulting did not impact compensation payable to the named executive officers in 2017.
Role of Executives in Establishing Compensation
The Compensation Committee makes all decisions with respect to compensation of the Executive Chairman, Executive Vice Chairman and President and CEO, subject to review and approval by the full Board of Directors. The Executive Chairman, Executive Vice Chairman and President and CEO reviews the performance of the Company’s executive officers (other than for themselves) and, based on that review, reports to the Compensation Committee amounts payable to the other executive officers of the Company, including the other named executive officers. Neither the Executive Chairman, Executive Vice Chairman nor the Chief Executive Officer and President is involved with any aspect of determining her or his own pay.
Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation.
At the 2017 annual meeting of stockholders, approximately 88% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2017 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support. In light of the strong stockholder support of the compensation paid to our named executive officers evidenced by the results of this advisory vote, the Board and the Compensation Committee have not made any specific changes to our executive compensation program for 2017.

Components of Executive Compensation
The principal components of the executive compensation program of the Company (through the Bank) are:
•
base salary;

•
cash incentive award;

•
long-term equity incentive awards;

•
perquisites and other personal benefits; and

•
for certain of our named executive officers, a SERP and change in control agreements.

Base Salary
Salaries provide executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Generally, base salaries are not based on specific measures of corporate performance, but are determined by tenure of service, scope of the position, including current job responsibilities, relative salaries of the Company’s peers and the officer’s individual performance and contribution to the Company. The Company’s base salaries are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company as well as the Compensation Committee’s subjective judgment. The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the area of the Company’s operations.
As a result of the Pre-Merger Compensation Committee’s review of compensation for each named executive officer, as discussed above, the Pre-Merger Compensation Committee approved a five percent (5%) increase to each of Ms. Derrico’s and Mr. Porter’s base salary, and increases of approximately 4.0% – 4.5% in the base salaries of the other named executive officers, in each case effective March 2017.
Cash Incentive Awards
The purpose of the cash incentive award is to motivate, reward and retain the named executive officers who are critical to the Company’s ongoing success. In determining the cash incentive, the Post-Merger Compensation Committee takes into consideration the Company’s performance compared to its budget, stockholder return over the long term, the operating ratios of return on assets and return on equity and the efficiency ratio. In setting the goals and measuring an executive’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals are assigned a specific weight. Instead, the Post-Merger Compensation Committee recognized that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions. In addition, the Post-Merger Compensation Committee considered a subjective evaluation of the extent to which the named executive officers contributed to the enhancement of the Company during an acquisition and/or exhibited team oriented behavior that contributed to the success of the Company. The Post-Merger Compensation Committee also considered the executive officers’ efforts to lead a successful integration following the merger. As a result of the Post-Merger Compensation Committee’s review of compensation for each named executive officer, as discussed above, the Post-Merger Compensation Committee awarded each of Messrs. Baker, Lagos, Porter, Shearin, Sothen and Stevens a cash incentive award of  $4,500, $4,500, $185,000 $185,000 $20,000 and $15,000, respectively, and for Ms. Derrico, $185,000, as reported in the “Bonus” column of the Summary Compensation table later in this Proxy Statement.

Long-Term Equity Incentive Awards
The Company maintains an equity compensation program for its named executive officers and other key employees, in order to attract, retain and motivate key employees and enable those persons to participate in the long-term success of the Company. Historically, stock options have been the Company’s only form of long-term incentive compensation, and may be subject to performance-based and/or time-based vesting requirements. Stock options currently outstanding have been granted pursuant to two Company plans: the Company’s 2004 Stock Option Plan (the “2004 Plan”) and the Company’s 2010 Stock Awards and Incentive Plan (the “2010 Plan”). In 2017, in light of the merger, the Pre-Merger Compensation Committee determined not to grant any equity awards. The Post-Merger Compensation Committee also determined not to grant any equity following the merger, and instead will grant equity awards to the named executive officers in 2018.
Perquisites and Employee Benefit Plans
Perquisites represent a small part of the Company’s executive compensation program. The Compensation Committee reviews annually the perquisites provided to the named executive officers, and offers such benefits after consideration of the business need. The named executive officers are eligible to participate in the same employee benefits plans that are generally available to all Company employees.
Employment Agreements with Ms. Derrico and Messrs. Baker and Porter.   In connection with the merger and their change in roles following the merger, the Company and the Bank entered into new employment agreements with each of Ms. Derrico and Messrs. Baker and Porter, pursuant to which each executive will serve as Executive Chairman, Senior Vice President, Co-Chief Credit Officer and Executive Vice Chairman, respectively, which agreements were effective upon completion of the merger. The term of the employment agreements commenced on June 23, 2017 and will terminate on the second anniversary thereof. The Post-Merger Compensation Committee determined that the annual salary for each of Ms. Derrico and Messrs. Porter and Baker should remain the same as set by the Pre-Merger Compensation Committee at the beginning of 2017 ($469,000, $318,000, and $217,360, respectively). The employment agreements provide that each of Ms. Derrico and Messrs. Porter and Baker will participate in such benefit plans, policies, and programs as may be maintained, from time to time, by the Company.
Supplemental Executive Retirement Plan (SERP)
Effective August 1, 2007, the Bank entered into a SERP with each of Ms. Derrico and Mr. Porter to encourage such officers to remain employees of the Bank and the Company. The SERP is designed to provide a certain level of post-retirement income to the two individuals who have a significant impact on the long-term growth and profitability of the Company. The normal retirement benefit for each of Ms. Derrico and Mr. Porter became fully vested upon completion of the merger, although the time of payment was not accelerated. See “Pension Benefits,” below, for additional information regarding the SERP.
Termination of Change in Control Agreements
In August 2006, the Company and the Bank entered into change in control agreements with Ms. Derrico, Mr. Porter and Mr. Baker. These agreements provide such officers certain lump sum cash payments in the event the officer’s employment is terminated without cause at any time or if, following a change in control, such employment is terminated by the executive for “good reason” and the officer signs the form of mutual general release. Upon a qualifying termination, the executive would receive a lump sum cash payment equal to a multiple (three times for Ms. Derrico, two times for Mr. Porter and 1.5 times for Mr. Baker) of the sum of his or her annual base salary and target bonus as set by the board of directors, or if the board of directors has not set a target bonus, the bonus paid by the Company for the year prior to the year in which termination occurs. In addition to the cash payment, the executives will receive continuation of health insurance for a period ending on the earlier of  (x) the date of receipt of comparable benefits from a new employer or (y) 24 months. The agreement also provides that the executive’s equity awards will become fully-vested. The Company also agreed to pay the excise tax that may be levied on “excess parachute payments” under Section 4999 of the Code, plus all taxes on such payments (known as a “gross-up payment”). The merger did not constitute a “change in control” for purposes of Section 280G of the Code. A “change in control” as defined under the change in control agreements, however, included the completion of the merger. Notwithstanding each of Ms. Derrico’s and Messrs. Porter’s and Baker’s continued employment with the Company following the merger, prior to the closing of the merger, the Company entered into termination agreements with each of Ms. Derrico and Messrs. Porter and Baker, which provided for termination of the change in control agreements at the effective time of the merger and payment of the full change in control payment calculated in accordance with the respective change in control agreement, as described above. The amounts of the change in control payments are provided in the “All Other Compensation” column of the Summary Compensation table earlier in this Proxy Statement.
2017 Compensation for Messrs. Shearin and Sothen
Prior to the completion of the merger, Messrs. Shearin’s and Sothen’s compensation was determined by the Compensation Committee of the Board of Directors of EVBS. The merger agreement governed the treatment of certain equity awards held by all EVBS employees, including Messrs. Shearin and Sothen, at the time of the merger, and established certain limits on changes to compensation of all EVBS employees, including Messrs. Shearin and Sothen, for one year after the merger. Pursuant to the merger agreement, Messrs. Shearin’s and Sothen’s unvested shares of restricted stock became fully-vested and converted into unrestricted shares of the Company common stock based on the exchange ratio. On June 29, 2017, the Post-Merger Compensation Committee set the base salary for Messrs. Shearin and Sothen at $500,000 and $193,785, respectively, an increase of 18% and 0% respectively. The Company’s Board of Directors also approved new employment agreements with each of Messrs. Shearin and Sothen, as described below.
Employment Agreement with Mr. Shearin.   In connection with the merger, the Company, the Bank and Mr. Shearin entered into a new employment agreement, pursuant to which Mr. Shearin serves as President and Chief Executive Officer of the Company and the Bank, effective upon completion of the merger. The employment agreement has an initial term that expires on December 31, 2020, subject to automatic two-year renewals unless either party provides written notice of non-renewal no later than ninety days before any renewal date. Mr. Shearin’s employment agreement provides for an annual base salary and eligibility for equity awards and annual bonuses and certain other benefits, including continued participation in the EVBS SERP, payment of private club dues and use of an automobile at the company’s expense. The new employment agreement also provides that any incentive compensation paid to Mr. Shearin, including both equity and cash incentive compensation, is subject to repayment or clawback as further described in the agreement. See “Potential Benefits Upon Termination or Change in Control,” below, for additional information regarding Mr. Shearin’s employment agreement.
Employment Agreement with Mr. Sothen.   In connection with the merger, the Company, the Bank and Mr. Sothen entered into a new employment agreement pursuant to which Mr. Sothen serves as Chief Financial Officer of the Company and the Bank, effective upon completion of the merger. The employment agreement with Mr. Sothen has an initial term that expires on December 31, 2019, subject to automatic one-year renewals unless either party provides written notice of non-renewal no later than thirty days before any renewal date. Mr. Sothen’s employment agreement provides for an annual base salary and eligibility for equity awards and annual bonuses and certain other benefits. The employment agreement also provides that any incentive compensation paid to Mr. Sothen, including both equity and cash incentive compensation, is subject to repayment or clawback as further described in the agreement. See “Potential Benefits Upon Termination or Change in Control,” below, for additional information regarding Mr. Sothen’s employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
John F. Biagas (Chairman)*
Robert Y. Clagett*
F.L. Garrett III*
W. Bruce Jennings*
Neil J. Call**
Charles A. Kabbash**
*
Member of Post-Merger Compensation Committee

**
Member of Pre-Merger Compensation Committee

Summary Compensation Table
The following table provides information regarding the compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the fiscal years ended December 31, 2017, 2016 and 2015.
Name	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas P. Baker Executive Vice President and Chief Credit Officer	2017	217,360	4,500	—	—	343,140	565,000
	2016	204,500	6,000	3,150	—	—	213,650
	2015	197,062	5,000	2,040	—	—	204,102
Georgia S. Derrico Executive Chairman of the Board and former Chief Executive Officer	2017	469,577	185,000	—	223,539	2,250,275	3,128,391
	2016	426,888	268,330	15,120	294,481	27,780	1,032,599
	2015	388,080	313,000	12,240	240,127	21,850	975,297
William H. Lagos(1) Chief Financial Officer(1)	2017	185,644	4,500	—	—	—	190,144
	2016	173,825	6,000	3,780	—	—	183,605
	2015	166,500	6,000	2,805	—	—	175,305
R. Roderick Porter Executive Vice Chairman and former President and Chief Operating Officer	2017	318,675	185,000	—	153,717	1,045,305	1,702,697
	2016	294,906	182,100	15,120	200,536	34,980	727,642
	2015	276,324	193,000	12,240	162,432	29,050	673,046
Joe A. Shearin(2) President and Chief Executive Officer	2017	267,675	185,000	—	32,214	24,792	509,681
Adam Sothen(1)(2) Former Chief Financial Officer	2017	104,967	20,000	—	—	3,314	128,281
William H. Stevens Executive Vice President and Chief Credit Risk Officer	2017	196,560	15,000	—	—	5,859	217,419
	2016	184,500	5,000	2,835	—	—	192,335
	2015	175,696	4,500	2,040	—	—	182,236

(1)
Mr. Sothen resigned as our Executive Vice President and Chief Financial Officer, effective March 19, 2018. Mr. Sothen remained an employee of the Company in an advisory capacity through April 2, 2018. Mr. Lagos is serving as Interim Chief Financial Officer of the Company, effective March 19, 2018.

(2)
For Messrs. Shearin and Sothen, reflects compensation paid on or after June 23, 2017 (subsequent to the completion of the merger), except as otherwise noted.

(3)
Represents the aggregate grant date fair value of stock options awarded pursuant to the Company’s Option Plans in the applicable fiscal year, computed in accordance with ASC Topic 718. Assumptions used in the calculation of the amounts for 2016 are included in Note 13 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2016 included in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC. Assumptions used in the calculation of the amounts for 2015 are included in Note 13 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2015 included in its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

(4)
Reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the SERP.

(5)
For 2017, includes (i) $18,455 for each of Ms. Derrico and Mr. Porter, which is one-quarter of the total 2017 compensation of  $73,820 of a bank employee who devotes 25% of her time acting as a personal assistant to Georgia S. Derrico, 25% of her time acting as a personal assistant to R. Roderick Porter and 50% of her time to the Bank; (ii) $2,213,720, $1,001,550 and $335,040 for Ms. Derrico, Mr. Porter, and Mr. Baker respectively, in consideration of the termination of their change in control agreements; (iii) $10,000 for each of Ms. Derrico and Mr. Porter pursuant to the Company’s director stock matching program; (iv) $7,200 for an automobile allowance for each of Mr. Porter; (v) $4,500 attributable to the personal use of a Company automobile by Mr. Shearin; (vi) $460 payment for club dues for Mr. Shearin; (vii) $12,384 for a housing allowance for Mr. Shearin; (viii) $8,100 for each of Ms. Derrico and Messrs. Porter and Baker, $5,859 for Mr. Stevens, $3,931 for Mr. Shearin and $3,149 for Mr. Sothen in 401(k) matching contributions; and (ix) $3,517 and $165 for Mr. Shearin and Mr. Sothen, respectively, for imputed income related to bank-owned life insurance.

Grants of Plan-Based Awards in Fiscal Year 2017
There were no grants of plan-based awards in fiscal year 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table contains information concerning the named executive officers’ outstanding stock options as of December 31, 2017. As of December 31, 2017, the named executive officers did not hold any stock awards, and neither of Messrs. Shearin or Sothen held any option awards.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas P. Baker	2,000	—	9.20	01/23/2018
	2,000	—	5.50	01/27/2019
	2,000	—	8.02	07/29/2019
	3,000	—	7.04	07/27/2020
	15,000	—	7.20	03/21/2021
	5,000	—	7.92	12/05/2022
	4,000	1,000(1)	9.14	06/21/2023
	3,000	2,000(2)	10.47	07/22/2024
	1,600	2,400(3)	11.43	06/19/2025
	1,000	4,000(4)	11.99	06/17/2026
Georgia S. Derrico	11,000	—	5.50	01/27/2019
	5,000	—	8.02	07/29/2019
	5,000	—	7.04	07/27/2020
	20,000	—	7.20	03/21/2021
	20,000	—	7.92	12/05/2022
	16,000	4,000(1)	9.14	06/21/2023
	14,400	9,600(2)	10.47	07/22/2024
	9,600	14,400(3)	11.43	06/19/2025
	4,800	19,200(4)	11.99	06/17/2026
William H. Lagos	3,500	—	9.20	01/23/2018
	2,000	—	5.50	01/27/2019
	2,000	—	8.02	07/29/2019
	2,500	—	7.04	07/27/2020
	4,000	—	7.20	03/21/2021
	4,000	—	7.92	12/05/2022
	3,200	800(1)	9.14	06/21/2023
	3,000	2,000(2)	10.47	07/22/2024
	2,200	3,300(3)	11.43	06/19/2025
	1,200	4,800(4)	11.99	06/17/2026
R. Roderick Porter	11,000	—	5.50	01/27/2019
	5,000	—	8.02	07/29/2019
	5,000	—	7.04	07/27/2020
	20,000	—	7.20	03/21/2021
	20,000	—	7.92	12/05/2022
	16,000	4,000(1)	9.14	06/21/2023
	14,400	9,600(2)	10.47	07/22/2024
	9,600	14,400(3)	11.43	06/19/2025
	4,800	19,200(4)	11.99	06/17/2026
Joe A. Shearin	—	—	—	—
Adam Sothen	—	—	—	—
William H. Stevens	1,500	—	9.20	01/23/2018
	1,500	—	5.50	01/27/2019
	1,500	—	7.04	07/27/2020
	2,500		7.92	12/05/2022
	2,000	500(1)	9.14	06/21/2023
	1,800	1,200(2)	10.47	07/22/2024
	1,600	2,400(3)	11.43	06/19/2025
	900	3,600(4)	11.99	06/17/2026

(1)
The options vest on June 21, 2018.

(2)
The options vest in two equal installments on each of July 22, 2018 and 2019.

(3)
The options vest in three equal installments on each of June 19, 2018, 2019 and 2020.

(4)
The options vest in four equal installments on each of June 17, 2018, 2019, 2020 and 2021.

Pension Benefits
The table below shows the present value of accumulated benefits payable to each of Ms. Derrico and Messrs. Porter and Shearin, and the number of years of service credited to each such named executive officer under his or her supplemental executive retirement agreement (the “SONA SERP”, with respect to Ms. Derrico and Mr. Porter, and the “EVBS SERP”, with respect to Mr. Shearin). SONA assumed the EVBS SERP in connection with the merger. Messrs. Baker, Lagos, Sothen and Stevens do not participate in a supplemental executive retirement plan.
Name	Plan Name	Number of Years of Credited Service (#)(3)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas P. Baker	—	—	—	—
Georgia S. Derrico	SONA SERP	10.42	1,685,939(1)	—
William H. Lagos	—	—	—	—
R. Roderick Porter	SONA SERP	10.42	1,214,482(1)	—
Joe A. Shearin	EVBS SERP	9	1,785,897(2)	—
Adam Sothen	—	—	—	—
William H. Stevens	—	—	—	—

(1)
Reflects the amounts accrued by the Company for the named executive officer’s accumulated benefit under the SONA SERP, for the period from August 1, 2007, the effective date of the SONA SERP, through December 31, 2017. The vested benefit accruals for the SONA SERP are based upon a schedule that will not vary due to any changes with general interest rate or discount rates used in the marketplace.

(2)
Mr. Shearin’s EVBS SERP was fully vested as of June 23, 2017, the closing of the merger. Accordingly, no further adjustments will be made to the present value of his accumulated benefit.

(3)
The years of credited service under the plan do not match the executives’ actual years of service, which is 12 years for Ms. Derrico, 12 years for Mr. Porter and 16 years for Mr. Shearin (including his prior service with EVBS).

SONA SERP.   Ms. Derrico’s and Mr. Porter’s individual SERPs are unfunded nonqualified deferred compensation plans for purposes of Title I of ERISA. The SONA SERPs were originally effective August 1, 2007 and provide that if the executive remains in employment through August 1, 2017, the executive will be entitled to ten annual payments beginning on the first day of the seventh month following the executive’s separation from service in an annual amount equal to $137,357 for Ms. Derrico and $106,330 for Mr. Porter. The SONA SERPs were amended effective April, 2010 to increase the amounts to $159,701 for Ms. Derrico and to $123,627 for Mr. Porter. In 2014, the SONA SERPs were amended to increase the amounts to $203,742 for Ms. Derrico and to $146,816 for Mr. Porter. The SONA SERPs were further amended effective September 1, 2015 to increase the amounts to $213,582 for Ms. Derrico and to $153,964 for Mr. Porter. The annual benefit is designed to replace 50% of each executive’s estimated salary as of retirement.
The SONA SERPs also provide that in the event of the executive’s death prior to August 1, 2017, the executive’s beneficiary will receive a lump sum payment of the executive’s accrued benefit under the SONA SERP as of the executive’s death. If the executive dies subsequent to the commencement of his or her ten annual payments, the remainder of the payments will be made to the executive’s beneficiary. If the executive becomes disabled prior to August 1, 2017, the executive will receive a lump sum payment of his or her accrued benefit as of the date of disability payable when the executive reaches age 65 or, if later, the first day of the month following the executive’s disability. If the executive has a separation from service prior to August 1, 2017, the executive will receive his or her accrued benefit payable in ten annual installments and beginning the first day of the seventh month following the executive’s separation from service. If the separation from service follows a change in control, the executive will receive the full normal retirement benefit payable in ten annual installments and beginning the first day of the seventh month following the executive’s separation from service. The normal retirement benefit for each of Ms. Derrico and Mr. Porter became fully vested upon completion of the merger, although the time of payment was not accelerated.
EVBS SERP.   Under the EVBS SERP, the normal retirement benefit for Mr. Shearin consists of an annual benefit of $155,000, payable monthly for 15 years. The normal retirement benefit for Mr. Shearin became fully vested upon completion of the merger, although the time of payment was not accelerated. If Mr. Shearin’s employment terminates on or after the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following termination of employment. If Mr. Shearin’s employment terminates before the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following the later of termination of employment or the date he attains the age of 62.
Potential Payments Upon Termination or Change in Control
Employment Agreements with Ms. Derrico and Messrs. Porter and Baker.   As described earlier in this Proxy Statement, in connection with the merger, the Company and the Bank entered into new employment agreements with each of Ms. Derrico and Messrs. Porter and Baker, effective June 23, 2017. If the executive is terminated by the Company without “cause” prior to the expiration of the term (June 23, 2019), then he or she will receive a severance payment equal to his or her base salary that would have been paid through the expiration of the term, absent his or her termination of employment, payable in a single lump sum. Ms. Derrico and Mr. Porter also will receive reimbursement for group health care premiums and will be provided with a personal assistant having a salary not to exceed $60,000, in each case for two years following termination of employment, and his or her outstanding options will become fully-vested and exercisable as of the date of such termination. The new employment agreements contain customary confidentiality covenants, as well as covenants regarding the non-solicitation of customer and employees and non-competition that apply for twelve months following the executive’s termination of employment. For purposes of the employment agreements, “cause” generally means the executive’s willful violation of any laws, rules or regulations applicable to banks or the banking industry generally, the executive’s material failure to comply with the Company’s policies or guidelines of employment or corporate governance policies or guidelines, any act of fraud, misappropriation or embezzlement by the executive, the executive’s material breach of the employment agreement, or the executive’s conviction of, or pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude..
Employment Agreement with Mr. Shearin.   As described earlier in this Proxy Statement, in connection with the merger, the Company, and the Bank entered into a new employment agreement with Mr. Shearin, effective June 23, 2017. Under the new employment agreement, Mr. Shearin’s employment may be terminated by the Company or the Bank with or without cause. If Mr. Shearin resigns for good reason or his employment is terminated without cause (including termination of employment upon the expiration or non-renewal of the term), he is entitled to receive any accrued obligations under the new employment agreement and, subject to his execution, delivery and non-revocation of a release of claims:
•
a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for thirty-six months (the “Shearin Severance Benefit”),

•
continuing health insurance benefits for himself and his covered spouse and dependents, with such premiums paid by the company, for thirty-six months (the “Shearin Health Insurance Continuation Benefit”),

•
out-placement services for up to two years, including job search services, paid for by the company up to a total of  $10,000 (the “Shearin Out-Placement Benefit”),

•
and an additional amount equal to the average of the annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum on the date of termination.

These payments and benefits will cease in the event Mr. Shearin violates any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement.
If Mr. Shearin resigns for good reason or his employment is terminated without cause within one year after a change in control, he is entitled to receive any accrued obligations under the new employment agreement and, subject to his execution, delivery and non-revocation of a release of claims:
•
the Shearin Severance Benefit,

•
the Shearin Health Insurance Continuation Benefit,

•
the Shearin Out-Placement Benefit, and

•
an additional amount equal to three times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum on the date of termination.

A “change in control” as defined under the new employment agreement with Mr. Shearin includes the completion of the merger.
The new employment agreement with Mr. Shearin contains a confidentiality provision that is in effect during his employment and for at least five years after the termination of his employment and covenants not to compete and not to solicit customers or employees that are in effect for twelve months after the termination of his employment, provided that the covenants not to compete and not to solicit customers or employees do not apply for one year following the effective date of the new employment agreement and do not apply following a change in control that occurs after the effective date of the new employment agreement.
Under the new employment agreement with Mr. Shearin, if the payments and benefits under the employment agreement, together with other payments and benefits Mr. Shearin may have the right to receive, on account of a change in control would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the Code (without triggering the excise tax imposed under Section 4999 of the Code), the agreement provides for a comparison of two alternative scenarios for addressing Section 280G and Section 4999 of the Code, and the application of the scenario that leaves Mr. Shearin in the more favorable net after-tax position (a “modified Section 280G cutback”). Specifically, Mr. Shearin will receive whichever of the following is more favorable to him on a net after-tax basis: (i) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax or (ii) the full amount of the payments and benefits, which is subject to the excise tax, with Mr. Shearin being responsible for paying any excise tax imposed.
For purposes of his employment agreement, Mr. Shearin will generally have “good reason” to terminate his employment if the company negatively changes certain important aspects of his employment, including reducing his authority, responsibility or salary, removes him from his position or fails to nominate him for election to the Company’s board of directors, moves his principal office outside of the Commonwealth of Virginia, reduces his fringe benefits, fails to comply with any material term of the agreement, fails to require any successor to expressly assume and agree to perform the obligations under the agreement, or provides written notice of non-renewal of the initial term or any renewal term of the agreement. Good reason to terminate employment would not exist unless Mr. Shearin has notified the company of the condition giving rise to good reason and the company has failed to remedy the condition and Mr. Shearin terminates employment within ninety days after the initial occurrence of the condition giving rise to good reason.
For purposes of his employment agreement, termination for “cause” generally includes Mr. Shearin’s willful misconduct, misappropriation or embezzlement of funds or property, fraud or dishonesty, failure to perform material duties or responsibilities or failure to follow reasonable instructions or policies, conviction of, indictment for or entry of a guilty plea or plea of no contest with respect to a felony or misdemeanor involving moral turpitude, breach of a material term of the agreement or material violation of applicable policies, codes and standards of behavior, willful violation of any final cease-and-desist order, breach of a fiduciary duty or conduct likely to result in material injury to the Company or the Bank. The company would not have cause to terminate his employment for failure to perform material duties or responsibilities, failure to follow reasonable instructions or policies, breach of a material term of the agreement or material violation of applicable policies, codes and standards of behavior unless the company has notified Mr. Shearin of the existence of such condition and Mr. Shearin has failed to remedy the condition.
Employment Agreement with Mr. Sothen.   As described earlier in this Proxy Statement, in connection with the merger, the Company and the Bank entered into a new employment agreement with Mr. Sothen, effective June 23, 2017. Under his employment agreement, Mr. Sothen’s employment may be terminated by the Company or the Bank with or without cause. If Mr. Sothen resigns for good reason or his employment is terminated without cause, he is entitled to receive any accrued obligations under the employment agreement and, subject to his execution, delivery and non-revocation of a release of claims:
•
a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for twenty-four months, beginning sixty days after termination of employment, and

•
continuing health insurance benefits for himself and his covered spouse and dependents, with the employer portion of such premiums paid by the company for twenty-four months (the “Sothen Health Insurance Continuation Benefit”).

These payments and benefits will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement.
If Mr. Sothen resigns for good reason or his employment is terminated without cause after the end of the term of the employment agreement and Mr. Sothen is subject to the covenant not to compete, Mr. Sothen is entitled to receive any accrued obligations under the new employment agreement and, subject to his execution, delivery and non-revocation of a release of claims, a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for twelve months, beginning sixty days after termination of employment. These payments will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement.
If Mr. Sothen resigns for good reason or his employment is terminated without cause within one year after a change in control, he is entitled to receive any accrued obligations under the new employment agreement and, subject to his execution, delivery and non-revocation of a release of claims:
•
an amount equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for twenty-four months, payable in a lump sum on the sixtieth day after termination of employment,

•
the Sothen Health Insurance Continuation Benefit, and

•
an additional amount equal to two times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum on the sixtieth day after termination of employment.

These payments and benefits will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to solicit customers or employees set forth under the agreement. A “change in control” as defined under the new employment agreement with Mr. Sothen does not include the completion of the merger.
The new employment agreement with Mr. Sothen contains a confidentiality provision that is in effect during his employment and for at least five years after the termination of his employment and covenants not to compete and not to solicit customers or employees that are in effect for twelve months after the termination of his employment, provided that the covenant not to compete does not apply following a change in control that occurs after the effective date of the new employment agreement.
If the payments and benefits under the employment agreement, together with other payments and benefits Mr. Sothen may have the right to receive, on account of a change in control would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the Code (without triggering the excise tax imposed under Section 4999 of the Code), the agreement provides for a comparison of two alternative scenarios for addressing Section 280G and Section 4999 of the Code, and the application of the scenario that leaves Mr. Sothen in the more favorable net after-tax position (i.e., a modified Section 280G cutback). Specifically, Mr. Sothen will receive whichever of the following is more favorable to him on a net after-tax basis: (i) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax or (ii) the full amount of the payments and benefits, which is subject to the excise tax, with Mr. Sothen being responsible for paying any excise tax imposed.
Under the new employment agreement with Mr. Sothen, he will generally have “good reason” to terminate his employment if the company negatively changes certain important aspects of his employment, including materially reducing his authority, responsibility or salary, moves his principal office outside of Richmond, Virginia and any contiguous counties, or fails to comply with any material term of the agreement. Under the new employment agreement with Mr. Sothen, good reason to terminate employment would not exist unless Mr. Sothen has notified the company of the condition giving rise to good reason and the company has failed to remedy the condition and Mr. Sothen terminates employment within ninety days after the initial occurrence of the condition giving rise to good reason.
With respect to the provisions of the new employment agreement with Mr. Sothen related to the termination of Mr. Sothen’s employment without “cause,” the terms of Mr. Sothen’s agreement are identical to those of the new employment agreement with Mr. Shearin detailed above.
Executive Severance Plan.   In connection with the merger, the Company agreed to assume and comply with all obligations, including payment obligations, under the EVBS Executive Severance Plan (the “Executive Severance Plan”) and agreed not to terminate the plan for at least twelve months following the merger.
The severance plan provides severance pay and benefits following certain termination events. Subject to execution, delivery and non-revocation of a release of claims, if a participant is terminated by the Company other than for “cause,” or if following a change in control, the participant experiences a “constructive discharge”, then he or she will receive base salary continuation at the rate in effect on the date of termination and continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination, if the participant elects and receives medical insurance coverage under COBRA following termination of employment, in each case for six (6) months, if the termination occurs prior to a change in control, or twelve (12) months, if the termination occurs within one year following a change in control.
Under the Executive Severance Plan, a “constructive discharge” would generally occur if the Company materially reduces the executive’s base compensation, authority, duties or responsibility or materially changes the geographic location of the executive’s office. A constructive discharge would not occur unless the executive has notified the Company of the condition giving rise to the constructive discharge and the company has failed to remedy the condition. Termination for “cause” under the Executive Severance Plan would generally include the executive’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the company’s assets (determined on a reasonable basis) or the Bank’s assets, death, or disability as defined in a long-term disability insurance policy maintained by the Company or the Bank for the executive’s benefit.
On June 29, 2017, the Post-Merger Compensation Committee approved Messrs. Lagos and Stevens as new participants in the Executive Severance Plan.
Summary of Potential Benefits.   The tables below reflects estimates of the amount of compensation that would be payable to the named executive officers upon a qualifying termination under the employment agreements on December 31, 2017. Actual amounts that would be paid out can only be determined at the time of such qualifying termination.

Qualifying Termination of Employment — No Change in Control
Name	Cash Severance ($)	Health Insurance Benefits ($)	Value of Unvested Equity Awards ($)(5)	Other ($)	Total ($)
Thomas P. Baker	317,165(1)	—	—	—	317,165
Georgia S. Derrico	698,495(1)	14,652(3)	224,744	120,000(6)	1,057,891
William H. Lagos	96,071(2)	3,663(4)	—	—	99,734
R. Roderick Porter	474,029(1)	14,652(3)	224,744	120,000(6)	833,425
Joe A. Shearin	1,685,000(7)	19,692(8)	—	10,000(9)	1,714,692
Adam Sothen(12)	387,570(10)	13,128(11)	—	—	400,698
William H. Stevens	103,194(2)	3,663(4)	—	—	106,857

(1)
Reflects an amount equal to the executive’s base salary payable between January 1, 2018 and June 23, 2019, the end of the term of the employment agreement.

(2)
Reflects an amount equal to six (6) months of the executive’s base salary.

(3)
Reflects the cost of continuing to provide the executive with health insurance for two years.

(4)
Reflects the cost of continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination for six (6) months.

(5)
Reflects the value of unvested stock options based on the spread between the exercise price and $16.03, the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 29, 2017, the last trading day of the 2017 fiscal year.

(6)
Reflects the cost of providing the executive with a personal assistant having a salary not to exceed $60,000 for two years.

(7)
Reflects an amount equal to executive’s base salary for 36 months, plus an additional amount equal to the average of the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed).

(8)
Reflects the cost of continuing to provide the executive with health insurance for three years based on the employer-paid portion of the monthly medical premium for the executive and his covered spouse and dependents on the date of termination.

(9)
Reflects the cost of outplacement services.

(10)
Reflects an amount equal to executive’s base salary for 24 months.

(11)
Reflects the cost of continuing to provide the executive with health insurance for two years based on the employer-paid portion of the monthly medical premium for the executive and his covered spouse and dependents on the date of termination.

(12)
Mr. Sothen resigned as our Executive Vice President and Chief Financial Officer, effective March 19, 2018. Mr. Sothen remained an employee of the Company in an advisory capacity through April 2, 2018. Mr. Sothen is not entitled to any of the benefits provided in his employment agreement following his termination of employment.

Qualifying Termination of Employment — In Connection with a Change in Control
Name	Cash Severance ($)	Health Insurance Benefits ($)	Value of Unvested Equity Awards ($)(5)	Other ($)	Total ($)
Thomas P. Baker	317,165(1)	—	45,210	—	362,375
Georgia S. Derrico	698,495(1)	14,652(3)	224,744	120,000(6)	1,057,891
William H. Lagos	192,141(2)	7,326(4)	51,204	—	250,672
R. Roderick Porter	474,029(1)	14,652(3)	224,744	120,000(6)	833,425
Joe A. Shearin	2,055,000(7)	19,692(8)	—	10,000(9)	2,084,692
Adam Sothen(12)	427,570(10)	13,128(11)	—	—	440,698
William H. Stevens	206,338(2)	7,326(4)	35,701	—	249,365

(1)
Reflects an amount equal to the executive’s base salary payable between January 1, 2018 and June 23, 2019, the end of the term of the employment agreement.

(2)
Reflects an amount equal to twelve (12) months of the executive’s base salary.

(3)
Reflects the cost of continuing to provide the executive with health insurance for two years.

(4)
Reflects the cost of continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination for twelve (12) months.

(5)
Reflects the value of unvested stock options based on the spread between the exercise price and $16.03, the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 29, 2017, the last trading day of the 2017 fiscal year.

(6)
Reflects the cost of providing the executive with a personal assistant having a salary not to exceed $60,000 for two years.

(7)
Reflects an amount equal to executive’s base salary for 36 months, plus an additional amount equal to three times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed).

(8)
Reflects the cost of continuing to provide the executive with health insurance for three years.

(9)
Reflects the cost of outplacement services.

(10)
Reflects an amount equal to executive’s base salary for 24 months, plus an additional amount equal to two times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed).

(11)
Reflects the cost of continuing to provide the executive with health insurance for two years.

(12)
Mr. Sothen resigned as our Executive Vice President and Chief Financial Officer, effective March 19, 2018. Mr. Sothen remained an employee of the Company in an advisory capacity through April 2, 2018. Mr. Sothen is not entitled to any of the benefits provided in his employment agreement following his termination of employment.

SONA SERP
As described earlier in this Proxy Statement, each of Ms. Derrico and Mr. Porter participates in the SONA SERP. In the event of the executive’s termination of employment following a change in control of the Company, the executive would be entitled to receive his or her full normal retirement benefit under the SERP, payable in ten annual installments and beginning the first day of the seventh month following the executive’s separation from service. The normal retirement benefit for each of Ms. Derrico and Mr. Porter became fully vested upon completion of the merger. However, the completion of the merger did not accelerate the time of payment. Assuming that Ms. Derrico and Mr. Porter terminated employment as of December 31, 2017, Ms. Derrico and Mr. Porter would have been entitled to receive from the Bank an annual payment equal to $213,582 and $153,964, respectively, beginning seven months after termination and continuing for ten years. For additional information regarding the SONA SERP, please see the Pension Benefits Table earlier in this Proxy Statement.
EVBS SERP
As described earlier in this Proxy Statement, Mr. Shearin participates in the EVBS SERP, which was assumed by the Company in connection with the merger. Under the EVBS SERP, the normal retirement benefit for Mr. Shearin consists of an annual benefit of  $155,000, payable monthly for 15 years. Under the EVBS SERP, the normal retirement benefit for Mr. Shearin became fully vested upon completion of the merger. However, the completion of the merger did not accelerate the time of payment. If Mr. Shearin’s employment terminates on or after the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following termination of employment. If Mr. Shearin’s employment terminates before the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following the later of termination of employment or the date he attains the age of 62.
Treatment of Stock Options upon a Change in Control
For all stock options granted under the 2004 Plan, the individual award agreements between the Company and the executive provide that if a tender offer or exchange offer for shares of the Company’s Common Stock (other than such an offer by the Company) is commenced, or if the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned institution or for the sale or other disposition of all or substantially all of the assets of the Company, all outstanding stock options will immediately vest and become fully exercisable.
For all stock options granted under the 2010 Plan, the individual award agreements between the Company and the executive provide that if any of the following change of control events occurs, all outstanding options will immediately vest and become exercisable: (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board.
Assuming such an event occurred on December 31, 2017, Ms. Derrico and Messrs. Baker, Lagos, Porter, and Stevens would have received a benefit of  $224,744, $45,210, $51,204, $224,744 and $35,701, respectively, which reflects the value of unvested stock options based on the spread between the exercise price and $16.03, the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 29, 2017, the last trading day of the 2017 fiscal year. Neither Messrs. Shearin nor Mr. Sothen held any Company equity awards as of December 31, 2017.
Treatment of Stock Options upon Termination of Employment Without a Change in Control, Death or Disability
Pursuant to the 2004 and 2010 Plan, if the executive ceases to be a director or employee of the Company for any reason other than death or disability, he may, at any time within three months after his date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option only to the extent it was vested and he was entitled to exercise the option on the date of termination. Any options which are not so exercised will terminate and be forfeited. If the executive dies or ceases to be a director, officer or employee of the Company due to his disability, all of his or her unvested options will immediately become vested and exercisable and the executive, or the person or persons to whom the option is transferred by will or by the laws of descent and distribution, may, at any time within 12 months after the death or date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option with respect to all shares subject thereto. Any options which are not so exercised will terminate and be forfeited. Assuming such an event occurred on December 31, 2017, Ms. Derrico and Messrs. Baker, Lagos, Porter and Stevens would have received a benefit of  $224,744, $45,210, $51,204, $224,744 and $35,701, respectively, which reflects the value of unvested stock options based on the spread between the exercise price and $16.03, the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 29, 2017, the last trading day of the 2017 fiscal year. Any options which are not exercised within the periods described above (three months for termination other than death or disability and one year due to death or disability) will terminate and be forfeited. Neither Messrs. Shearin nor Mr. Sothen held any Company equity awards as of December 31, 2017.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2017; (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Party Transactions.”

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility to oversee the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Stock Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and that Neil J. Call has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.
In discharging its oversight responsibility as to the audit process, the Audit Committee (1) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, (2) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (3) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.” With and without management present, the Audit Committee discussed and reviewed the results of the internal and external audit examinations.
The Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended December 31, 2017. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.
The Audit Committee
Neil J. Call (Chairman)
John F. Biagas
Robert Y. Clagett
Eric A. Johnson

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2017 and 2016 by Dixon Hughes Goodman LLP:
	2017	2016
Audit fees(1)	$440,200	$252,000
Audit related fees(2)	41,200	22,500
Tax fees	—	—
All other fees	—	—

(1)
Includes fees billed for professional services rendered in connection with the audits of the Company’s annual consolidated financial statements, audit of internal control over financial reporting and quarterly reviews of the Company’s consolidated financial statements.

(2)
Includes fees billed for professional services rendered in connection with the audit of the Company’s employee benefit plan.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Employees
R. Devon Porter, the son of both Georgia Derrico, the Executive Chairman of the Board of the Company and the Bank, and R. Roderick Porter, the Executive Vice Chairman of the Board of the Company and the Bank, is employed as a Senior Vice President of the Bank, and received a salary, bonus and stock awards totaling approximately $146,383.68 in 2017, as well as benefits consistent with those provided to other employees with equivalent qualifications and responsibilities.
Relationships in the Ordinary Course
Many of the directors and executive officers of the Company and the Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. Loans to directors and executive officers and certain significant stockholders of the Company and the Bank are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and certain significant stockholders of the Company and the Bank satisfy the following standards: the loans (i) are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and (ii) do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2017, there were no such loans outstanding, but the Company expects the Bank to have such transactions or transactions on a similar basis with the directors, executive officers and certain significant stockholders of the Company and the Bank and their associates in the future.
Policy Concerning Related Party Transactions
Pursuant to the Company’s policy, the Board of Directors is required to review all related party transactions for potential conflicts of interest. Under the policy, any related party transaction may be consummated or may continue only (1) if the Board approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (2) if the transaction involves compensation that has been approved by the Company’s Compensation Committee or (3) if the transaction has been approved by the disinterested members of the Board of Directors. The Board may approve or ratify the related party transaction only if the Board determines that, under all of the circumstances, the transaction is in the best interests of the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
MANAGEMENT OF THE COMPANY AND PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of April 5, 2018, by (1) each director, director nominee and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors, director nominees and named executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.
Name	Position With the Company and the Bank	Number of Shares of Common Stock Owned	Percentage Beneficially Owned(1)
5% or Greater Holders:
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	Investor	1,665,698(2)	6.9%
Banc Fund VII L.P. 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	Investor	1,713,529(3)	7.1%
Directors and Executive Officers:
Georgia S. Derrico(4)	Executive Chairman of the Board of the Company and the Bank	820,221(5)	3.4%
R. Roderick Porter(4)	Executive Vice Chairman of the Board of the Company and the Bank	820,221(6)	3.4%
Joe A. Shearin(7)	President and Chief Executive Officer of the Company and the Bank	62,353	*
John F. Biagas(8)	Director of the Company and the Bank	40,619	*
Neil J. Call	Director of the Company and the Bank	126,598(9)	*
Robert Y. Clagett	Director of the Company and the Bank	25,398	*
W. Rand Cook(10)	Director of the Company and the Bank	14,310	*
F.L. Garrett, III(11)	Director of the Company and the Bank	21,258	*
W. Bruce Jennings	Director of the Company and the Bank	39,833(12)	*
Eric A. Johnson(13)	Director of the Company and the Bank	25,373	*
Charles A. Kabbash	Director of the Company and the Bank	108,845(14)
William H. Lagos	Interim Chief Financial Officer	63,594(15)	*
William H. Stevens	Executive Credit Risk Officer of the Bank	28,064(16)	*
Thomas Baker	Chief Credit Officer	66,463(17)
Directors, Director Nominees and Executive Officers as a Group (14 persons)		1,442,929	6.0%

*
Indicates ownership which does not exceed 1.0%.

(1)
The percentage beneficially owned was calculated based on 24,030,653 shares of Company Common Stock outstanding as of April 5, 2018 and assumes the exercise by the stockholder or group named in each row of all options or warrants for the purchase of Company Common Stock held by such stockholder or group and exercisable within 60 days of April 5, 2018.

(2)
The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on February 8, 2018 jointly by Wellington Management Group LLP, Wellington Group

Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company. The shares reflected in the table as of December 29, 2017 are owned of record by clients of one or more of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd, each registered investment advisers (the “Wellington Investment Advisers”). Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of this class of securities. Wellington Management Group LLP is the parent holding company of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.
(3)
The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the SEC on February 14, 2018 jointly by Banc Fund VII L.P. (“BF VII”), Banc Fund VIII L.P. (“BF VIII”) and Banc Fund IX L.P. (“BF IX”). The general partner of BF VII is MidBanc VII L.P. (“MidBanc VII”). The general partner of BF VIII is MidBanc VIII L.P. (“MidBanc VIII”). The general partner of BF IX is MidBan IX L.P. (“MidBan IX”). The general partner of MidBanc VII, MidBanc VIII and MidBan IX is The Banc Funds Company, L.L.C. (“TBFC”), whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF VII, BF VIII and BF IX since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the shares held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC and therefore each of the partnership entities directly and indirectly controlled by TBFC.

(4)
Ms. Derrico and Mr. Porter are married. Ms. Derrico and Mr. Porter together beneficially own 3.4% of the outstanding shares of Common Stock.

(5)
Includes (a) 454,124 shares of Common Stock held jointly with Mr. Porter, (b) 105,375 shares of Common Stock held of record by an IRA account for the benefit of Ms. Derrico, (c) 45,235 shares of Common Stock held of record by an IRA account for the benefit of Mr. Porter, (d) 7,542 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Ms. Derrico, (e) 7,595 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Mr. Porter, (f) 89,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Ms. Derrico under the Option Plans, (g) 89,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Mr. Porter under the Option Plans, and (h) 10,000 restricted shares of Common Stock granted under the 2017 Equity Compensation Plan, which shares vest ratably over five years.

(6)
Includes (a) 454,124 shares of Common Stock held jointly with Ms. Derrico, (b) 45,235 shares of Common Stock held of record by an IRA account for the benefit of Mr. Porter, (c) 105,375 shares of Common Stock held of record by an IRA account for the benefit of Ms. Derrico, (d) 7,595 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Mr. Porter, (e) 7,542 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Ms. Derrico, (f) 89,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Mr. Porter under the Option Plans and (g) 89,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Ms. Derrico under the Option Plans, and (h) 10,000 restricted shares of Common Stock granted under the 2017 Equity Compensation Plan, which shares vest ratably over five years.

(7)
Includes (a) 3,520 shares of Common Stock held of record by an IRA account for the benefit of Mr. Shearin and (b) 10,000 restricted shares of Common Stock granted under the 2017 Equity Compensation Plan, which shares vest ratably over five years.

(8)
Includes 4,127 shares of Common Stock held jointly by Mr. Biagas and his spouse.

(9)
Includes (a) 4,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Mr. Call under the Option Plans and (b) 18,700 shares of Common Stock held jointly by Mr. Call and his spouse.

(10)
Includes (a) 10,762 shares of Common Stock held jointly by Mr. Cook and his spouse and (b) 173 shares of Common Stock held of record by an IRA account for the benefit of Mr. Cook.

(11)
Includes (a) 63 shares of Common Stock held jointly by Mr. Garrett and his spouse, (b) 1,773 shares of Common Stock held of record by an IRA account for the benefit of Mr. Garrett, (c) 1,111 shares of Common Stock held of record by an IRA account for the benefit of Mr. Garrett’s spouse and (d) 5,582 shares of Common Stock registered in the name of Mr. Garrett’s spouse.

(12)
Includes (a) 11,000 shares of Common Stock held in the W. Bruce Jennings Revocable Living Trust, of which Mr. Jennings is the trustee, (b) 18,533 shares of Common Stock held in the WBJ Irrevocable Trust, of which Mr. Jennings is the trustee, (c) 5,500 shares of Common Stock held of record by an IRA account for the benefit of Mr. Jennings and (d) 4,800 shares of Common Stock which may be acquired upon the exercise of stock options granted to Mr. Jennings under the Option Plans.

(13)
Includes 9,622 shares of Common Stock held of record by an IRA account for the benefit of Mr. Johnson.

(14)
Includes (a) 35,103 shares of Common Stock held jointly by Mr. Kabbash and his spouse, (b) 11,820 shares of Common Stock held of record by an IRA account for the benefit of Mr. Kabbash, (c) 7,287 shares of Common Stock held of record by an IRA account for the benefit of Mr. Kabbash’s spouse and (d) 12,050 shares of Common Stock held in The Charles A. Kabbash Revocable Trust.

(15)
Includes (a) 2,837 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Mr. Lagos and (b) 24,100 shares of Common Stock which may be acquired upon exercise of stock options granted to Mr. Lagos under the Option Plans.

(16)
Includes (a) 5,201 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Mr. Stevens, (b) 1,492 shares of Common Stock held of record by an IRA account for the benefit of Mr. Stevens and (c) 11,800 shares of Common Stock which may be acquired upon exercise of stock options granted to Mr. Stevens under the Option Plans.

(17)
Includes (a) 5,142 shares of Common Stock held of record by the Company’s 401(k) Plan as custodian for Mr. Baker, (b) 721 shares of Common Stock held of record by an IRA account for the benefit of Mr. Baker and (c) 36,600 shares of Common Stock which may be acquired upon exercise of stock options granted to Mr. Baker under the Option Plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.
Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers and directors were complied with by such persons, except that Director John Biagas filed a Form 5 on February 13, 2018 to report the purchase of 4,410 shares on November 28, 2017 and Director Charles A. Kabbash filed a Form 4 on April 10, 2018 to report the purchase of 1,775 shares on March 19, 2018.

Proposal 2.
PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the Audit Committee’s approval and recommendation, the Board of Directors has selected Dixon Hughes Goodman LLP (“Dixon Hughes Goodman”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
At the Annual Meeting, the stockholders will be asked to consider and act upon a proposal to ratify the appointment of Dixon Hughes Goodman. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Representatives of Dixon Hughes Goodman will be present at the Annual Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the selection of Dixon Hughes Goodman as the Company’s independent registered public accounting firm for the 2018 fiscal year is not required by the Company’s Amended and Restated Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of Dixon Hughes Goodman to the Company’s stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Dixon Hughes Goodman. Even if the selection of Dixon Hughes Goodman is ratified, the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2018 fiscal year if they determine that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

Proposal 3.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers.
The Company urges stockholders to read the section entitled “EXECUTIVE COMPENSATION AND OTHER MATTERS — Compensation Discussion and Analysis” beginning on page 16 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 23 through 35, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in advancing both the short- and long-term interests of stockholders while also ensuring that the Company and the Bank are able to attract, retain and motivate executive management talent, and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.
The Company is asking for stockholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with the SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.
Accordingly, the Company is asking its stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”
This advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding its executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2019 ANNUAL MEETING
In order for stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2019 Annual Meeting of Stockholders and included in the Company’s Proxy Statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than December 24, 2018, which is 120 days prior to the one-year anniversary of the mailing of this Proxy Statement. Stockholder proposals should be submitted to Southern National Bancorp of Virginia, Inc., 550 Broadview Avenue, Warrenton, Virginia 20186, Attention: Corporate Secretary. If a stockholder is permitted to present a proposal at the 2019 Annual Meeting, but the proposal was not included in the 2019 proxy materials, the Company believes that its proxy holder would have the discretionary authority granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after March 9, 2019, which is 45 days prior to the one-year anniversary of the mailing of this Proxy Statement.
ANNUAL REPORT ON FORM 10-K
The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC, to any stockholder upon written request to Southern National Bancorp of Virginia, Inc., 550 Broadview Avenue, Warrenton, Virginia 20186, Attention: Corporate Secretary.
ATTENDANCE AT THE ANNUAL MEETING
All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by a guest. Registration of attendees of the Annual Meeting will begin at 2:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.
OTHER MATTERS
The Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3. 1. ELECTION of two Class I directors to serve until the 2019 annual meeting of stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal, three Class II directors to serve until the 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal, and three Class III directors to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. For Withhold For Withhold For Withhold 01 - Georgia S. Derrico 04 - Robert Y. Clagett 07 - Eric A. Johnson 02 - Joe A. Shearin 05 - W. Rand Cook 08 - Charles A. Kabbash For Against Abstain 03 - John F. Biagas 06 - F.L. Garrett, III For Against Abstain 2. RATIFICATION of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. 3. APPROVAL of an advisory (non-binding) proposal on the compensation of the Company’s named executive officers. 4. OTHER BUSINESS. To transact such business as may properly come before the Annual Meeting or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name exactly as it appears below. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 02TUWC1 U P X3 7 6 5 6 6 2 +

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2018 THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE AT: HTTP://WWW.EDOCUMENTVIEW.COM/SONA PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 24, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The 2018 Annual Meeting of Stockholders of Southern National Bancorp of Virginia, Inc. (the “Company”) will be held at Westwood Country Club, 800 Maple Avenue East, Vienna, Virginia 22180, on Thursday, May 24, 2018, beginning at 2:30 p.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2018 Annual Meeting of Stockholders and Proxy Statement dated April 23, 2018 accompanying this proxy. The undersigned stockholder hereby appoints Georgia S. Derrico and R. Roderick Porter, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.01 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2018 Annual Meeting of Stockholders and any postponement or adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any postponement or adjournment(s) thereof. The Board of Directors recommends a vote FOR the election of the nominees for director named herein and FOR proposals 2 and 3. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted FOR the election of the nominees for director named herein and FOR proposals 2 and 3. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE